EXHIBIT 32


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                           EPIC ENERGY RESOURCES, INC.

In connection with the Quarterly Report of Gas Salvage Corp. (the "Company") on Form 10-QSB for the period ended January 31, 2008 as filed with the Securities and Exchange Commission (the "Report"), Nolan Weir, the Company's Principal Executive Officer and Principal Financial Officer, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.




 March 17, 2008                           /s/ Nolan Weir
                                          ------------------------------
                                          Nolan Weir, Chief Executive Officer
                                             and Principal Financial Officer